            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Trustees of Oppenheimer Select Value Fund:

     We consent to the use in this Registration  Statement of Oppenheimer Select
Value Fund,  of our report  dated June 14,  2007,  included in the  Statement of
Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings  "Financial  Highlights"  appearing in
the  Prospectus,   which  is  also  part  of  such  Registration  Statement  and
"Independent  Registered  Public  Accounting Firm" appearing in the Statement of
Additional Information.

                                            /s/ KPMG LLP
                                            ------------
                                            KPMG LLP

Denver, Colorado
August 21, 2007